UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2006

STAAR Surgical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 17, 2006, at the annual meeting of the Registrant, the stockholders approved the following amendments to the Certificate of Incorporation and the Bylaws:

1. An amendment to the Certificate of Incoporation declassifying the board of directors. The amendment provides that, beginning with the 2006 annual meeting, as each current term expires the director elected or relected the fill the seat will be elected to a one-year term, resulting in a transition to annual election of all directors.

2. An amendment to the Certificate of Incorporation increasing the number of authorized shares of common stock from 30 million to 60 million.

3. An amendment to the Bylaws declassifying the board of directors in conformity with the amendment to the Certificate of Incorporation described in Paragraph 1.

The amendments to the Certificate of Incorporation became effective when filed with the Delaware Secretary of State on May 19, 2006. The amendment to the Bylaws became effective when approved by the stockholders on May 17, 2006.

A copy of the Certificate of Incorporation, as revised to date, is attached to this Report as Exhibit 3.1.

A copy of the Bylaws, as revised to date, is attached to this Report as Exhibit 3.2.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

May 23, 2006	By:	/s/ David Bailey

Name: David Bailey
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Incorporation, as amended on May 19, 2006.
3.2	Bylaws, as amended on May17, 2006.